Exhibit 4.14

DECLARATION OF TRUST
OF
FBL Financial Group Capital Trust II

          This DECLARATION OF TRUST, dated as of August 20, 2009 (this “Declaration”), by and among FBL Financial Group, Inc., an Iowa corporation, as “Sponsor,” and each of James E. Hohmann, James P. Brannen, Richard J. Kypta and U.S. Bank Trust National Association, not in their individual capacities but solely as “Trustees.” The Sponsor and the Trustees hereby agree as follows:

          1.     The trust created hereby (the “Trust”) shall be known as “FBL Financial Group Capital Trust II” in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued. The Trust is hereby established by the Sponsor and the Trustees for the purpose of (i) issuing preferred securities (“Preferred Securities”) representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debentures of the Sponsor, (ii) issuing and selling common securities (“Common Securities” and, together with the Preferred Securities, “Trust Securities”) representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional debentures of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

          2.     The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

          3.     The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

          4.     The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, in its sole discretion, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments thereto (including the prospectus, prospectus supplements and the exhibits thereto), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A or other appropriate form (the “1934 Act Registration Statement”), including any pre-effective or post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; (ii) if, and at such time as determined by the Sponsor, to file with the New York Stock Exchange or any other exchange or the Nasdaq National Market (each, an “Exchange”) and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or “Blue Sky” laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; and (v) to negotiate the terms of and to execute, deliver and perform on behalf of the Trust an underwriting agreement relating to the Preferred Securities among the Trust, the Sponsor and the several Underwriters named therein. In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, an Exchange or state securities or “Blue Sky” laws to be executed on behalf of the Trust by any of the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or to execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or “Blue Sky” laws.

          In connection with all of the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints James E. Hohmann and James P. Brannen, and each of them, as his or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution, for the Sponsor or in the Sponsor’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5.     This Declaration of Trust may be executed in one or more counterparts.

          6.     The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon 30 days’ prior notice to the Sponsor.

          7.    (a)     The Trustees and their officers, directors, agents and servants (collectively, the “Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, the Trustees or any holder of the Trust Securities (the Trust, the Sponsor and any holder of the Trust Securities being a “Covered Person”) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Indemnified Persons in good faith on behalf of the Trust and in a manner the Indemnified Persons reasonably believed to be within the scope of authority conferred on the Indemnified Persons by this Declaration or by law, except that the Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Indemnified Person’s willful misconduct, bad faith or gross negligence with respect to such acts or omissions.

                 (b)     The Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

                 (c)     The Sponsor hereby agrees to indemnify, defend and hold harmless the Indemnified Persons from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of, or are imposed upon, or asserted at any time against, such Indemnified Persons with respect to the performance of this Declaration, the creation, operation or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The provisions of this Section 7(c) shall survive the termination of this Declaration or the earlier resignation or removal of the Indemnified Persons.

          8.     U.S. Bank Trust National Association, in its capacity as Trustee, shall not have the powers or the duties of the Trustees set forth herein (except as may be required under the Statutory Trust Act) and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Statutory Trust Act.

          9.     The Trust may be dissolved and terminated before the issuance of the Trust Securities at the election of the Sponsor. Upon dissolution, the Trustees shall file a certificate of cancellation of certificate of trust in accordance with the Statutory Trust Act.

          10.     This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

          IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

FBL FINANCIAL GROUP, INC.,
as Sponsor

/s/ JAMES E. HOHMANN
Name: James E. Hohmann
Title Chief Executive Officer

James E. Hohmann, not in his individual capacity
but solely as Trustee

/s/ JAMES E. HOHMANN

James P. Brannen, not in his individual capacity
but solely as Trustee

/s/ JAMES P. BRANNEN

Richard J. Kypta, not in his individual
capacity but solely as Trustee

/s/ RICHARD J. KYPTA

U.S. Bank Trust National Association,
as Delaware Trustee

/s/ ANNETTE E. MORGAN
Name: Annette E. Morgan
Title: Assistant Vice President